EXHIBIT 10.4
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
(For Employees — LTIP)
     Bob Evans Farms, Inc. (“we” or “us”) has granted to you restricted shares of our common stock, par value $0.01 per share (“Restricted Stock”), subject to the terms and conditions described in the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).
     To ensure you fully understand the terms and conditions of your Restricted Stock, you should read the Plan and this Award Agreement carefully. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
     You should return a signed copy of this Award Agreement to:
[Insert title]
Bob Evans Farms, Inc.
3776 S. High St.
Columbus, Ohio 43207
1.	Summary of Your Restricted Stock

Grant Date: [insert Grant Date].

Number of Shares of Restricted Stock: [insert number of shares] Shares.

2.	Transfer Restrictions and Restriction Period
     (a) Transfer Restrictions: Until the Restriction Period (as described below) lapses, your Restricted Stock will be subject to a risk of forfeiture and we will hold it in escrow. Except as described below, you may not sell, transfer, pledge, assign, alienate or hypothecate your Shares of Restricted Stock. After the Restriction Period lapses, your Restricted Stock will be distributed to you or forfeited, depending on whether or not you satisfy the terms and conditions described in this Award Agreement.
(b) Restriction Period:
     (i) Subject to the provisions of the Plan and this Award Agreement, the restrictions on your Restricted Stock will lapse and the Restricted Stock will become fully vested on the earliest to occur of the date you:
     (A) Complete 15 years of service with us or any Related Entity in one or more positions as a “restaurant general manager,” “administrative professional,” “area director,” or “corporate manager,” as we define those positions;
     (B) Attain age 62;
     (C) Die; or
     (D) Terminate due to Disability.
Except as set forth in Section 2(b)(ii), if you Terminate for any reason other than due to your death or Disability, any unvested Restricted Stock will be forfeited on your Termination date.
     (ii) Notwithstanding the foregoing, the restrictions on the Restricted Stock will lapse and the Restricted Stock will become fully vested if a Business Combination or Change in Control occurs and:
     (A) We are not the surviving corporation following such Business Combination or Change in Control; or
     (B) Within 24 months following such Business Combination or Change in Control, the Plan is terminated and not replaced simultaneously with a similar program providing comparable benefits; or
     (C) Within 24 months following such Business Combination or Change in Control, your employment is Terminated by us and the Related Entities without Cause or by you for Good Reason (as defined below).
     (iii) “Good Reason” means, without your written consent, (A) our or a Related Entity’s failure to pay or cause to be paid your base salary or bonus (to the extent earned in accordance with the terms of any applicable arrangement), if any, when due or (B) any substantial and sustained diminution in your authority or responsibilities with us or any Related Entity; provided that the events described in clauses (A) or (B) will constitute Good Reason only if we fail to cure such event within 30 days after we receive from you written notice of the event which constitutes Good Reason. “Good Reason” will cease to exist for an event on the 60th day following the later of its occurrence or your knowledge thereof, unless you have given us written notice thereof prior to such date.
3. Restrictive Covenants
Unless we or a Related Entity otherwise agree in writing, any outstanding Shares of Restricted Stock will be forfeited if you:
•	Serve (or agree to serve) as an officer, director, manager, consultant or employee of any proprietorship, partnership, corporation or limited liability company or become the owner of a business or a member of a partnership or limited liability company that competes with any portion of our or a Related Entity’s business or renders any service to entities that compete with any portion of our or a Related Entity’s business;

•	Refuse or fail to consult with, supply information to, or otherwise cooperate with, us or any Related Entity after having been requested to do so; or

•	Deliberately engage in any action that the Committee concludes could harm us or any Related Entity.
4. Settling Your Restricted Stock
If all applicable terms and conditions have been satisfied, your Restricted Stock will be released from escrow and distributed to you as soon as administratively feasible after the last day of the Restriction Period. Any fractional Share of Restricted Stock will be settled in cash.
5. Other Rules Affecting Your Restricted Stock
     (a) Rights During the Restriction Period: During the Restriction Period (and even though the Shares of Restricted Stock are held in escrow until they are settled), you (i) may exercise full voting rights associated with the Shares of Restricted Stock and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Shares of Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued under this Award Agreement.
     (b) Beneficiary Designation: You may name a beneficiary or beneficiaries to receive Restricted Stock that is not settled at the time of your death by completing a Beneficiary Designation Form. If you have not completed a Beneficiary Designation Form or if you wish to change your beneficiary, you may complete the Beneficiary Designation Form attached to this Award Agreement as Exhibit A. The Beneficiary Designation Form does not need to be completed now and is not required to be completed as a condition of receiving your Restricted Stock. However, if you die without completing a Beneficiary Designation Form or if you do not complete the form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (c) Tax Withholding:
     (i) You may be required to pay to us or a Related Entity and, subject to Code §409A, we or any Related Entity will have the right and are hereby authorized to withhold from any issuance or transfer due under this Award Agreement or under the Plan or from any compensation or other amount owing to you, applicable withholding taxes with respect to your Restricted Stock or any issuance or transfer under this Award Agreement or the Plan and to take such action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes.
     (ii) Without limiting the generality of Section 5(c)(i), to the extent permitted by the Committee, you may satisfy the foregoing withholding liability: (A) by having us withhold from the number of Shares that otherwise would be issued to you when your

Restricted Stock is settled a number of Shares with a Fair Market Value equal to the statutory minimum withholding liability; or (B) through the delivery or attestation of a number of Shares owned by you for at least six months before the Restricted Stock is settled (or such other period established by generally accepted accounting principles) and that have a Fair Market Value equal to the statutory minimum withholding liability.
     (d) Transferring Your Restricted Stock: In general, your Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 5(b), you may complete a Beneficiary Designation Form to name the person who may receive any Restricted Stock that is settled after you die. Also, with the Committee’s consent, you may be allowed to transfer your Restricted Stock to certain Permissible Transferees (as defined in the Plan). Contact us at the address given on the first page of this Award Agreement if you are interested in transferring your Restricted Stock to a Permissible Transferee.
     (e) Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
     (f) Other Agreements: Your Restricted Stock will be subject to the terms of any other written agreements between you and us to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (g) Adjustments to Your Restricted Stock: If there is a Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee will appropriately adjust the number of Shares of Restricted Stock and any other factors, limits or terms affecting your Restricted Stock. Any decision by the Committee as to the appropriate adjustments to be made to your Restricted Stock will be binding on you.
     (h) Buy Out of Restricted Stock: We may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A or violate any other applicable law) your Restricted Stock, whether or not the Restriction Period has lapsed, by providing to you written notice (“Buy Out Offer”) of our intention to exercise the rights reserved in Section 15.05 of the Plan and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made and you accept it, we will transfer to you the value (determined under procedures adopted by the Committee) of your Restricted Stock to be purchased or exchanged. We will complete any such buy out as soon as administratively feasible after the date you accept the Buy Out Offer.
     (i) Other Terms and Conditions: Your Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Restricted Stock. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement shall be binding on you.
     (j) Signature in Counterparts: This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
*       *       *       *       *
Your Acknowledgment
By signing below as the “Participant,” you acknowledge and agree that:
•	A copy of the Plan has been made available to you; and

•	You understand and accept the terms and conditions placed on your Restricted Stock.

PARTICIPANT

Date:

Signature

Print Name

BOB EVANS FARMS, INC.

By:	Date:

[Insert name and title]

EXHIBIT A
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM
Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.
Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:
___Allocated to my other named primary beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased primary beneficiary); or
___Allocated, in the proportion specified, among the following contingent beneficiaries:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)
Please return an executed copy of this form to us at the following address: [Insert Title], Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207.